EXHIBIT 10-3
                              EMPLOYMENT AGREEMENT

      This Agreement is made and entered into as of the 19th day of July, 1995, by and between HEART LABS OF AMERICA, INC., a Florida corporation, hereinafter called the "Corporation", and JOHN DWYER, hereinafter called the "Employee".

      In consideration of the covenants herein contained and the monies to be paid hereunder, the parties agree to the following terms and conditions:

      1. EMPLOYMENT. The Corporation hereby employs the Employee, and the Employee hereby agrees to such employment, on the terms and conditions described in this Agreement. The Employee is being employed directly by the Corporation as a salaried employee who will be compensated for the services rendered as herein provided.

      2. DUTIES AND PERFORMANCE. During the term of this Agreement, the Employee agrees to devote his best efforts to perform such duties as shall be determined by and at the reasonable discretion of the Corporation's Board of Directors.

      3.    COMPENSATION.

            (a) BASE SALARY. During the term of this Agreement, the Corporation shall pay to the Employee, as compensation for his services hereunder, a base salary of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) per year (the "Annual Base Salary"), which Annual Base Salary shall be payable in twenty-six (26) consecutive equal bi-weekly installments of Two Thousand Eight Hundred Eighty-Four Dollars and Sixty-Two Cents ($2,884.62) each, provided; however, that in the event the Corporation changes its payroll policy which pertains to the frequently of salary payments for its employees, the frequency of payment of the Annual Base Salary shall be adjusted accordingly, but no less frequent than monthly.

            (b) BENEFITS. Employee shall be entitled to health care benefits, vacation and sick time with pay, in accordance with those provided by Corporation to other salaried employees.

      4. TERM OF AGREEMENT. The obligations of the parties hereunder shall commence on July 19, 1995, and end on July 18, 1997, unless extended by the written agreement of both parties hereto.

      5. TERMINATION OF EMPLOYMENT.

            (a) The Employee may elect to terminate the Employee's employment at any time, provided that the Employee shall deliver to the Corporation written notice of such intention not less than ninety (90) days prior to the effective date of termination.

            (b) During the first year of this Agreement, the Corporation may elect to terminate the Employee's employment, with cause, at any time, provided that the Corporation shall deliver to the Employee written notice of such intention not less than thirty (30) business days prior to the effective date of termination. The Corporation shall be deemed to have sufficient cause to terminate Employee's employment upon the
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occurrence of any of the following: (i) Employee is convicted of a felony, and
(ii) dishonesty materially affecting employment.

            (c) In the event of the termination (whether by Employee pursuant to (a) above or by Corporation pursuant to (b) above) of the Employee's employment with the Corporation, the Corporation's obligations to the Employee for Annual Base Salary shall be limited to the amount of any Base Salary which has accrued but has not been paid through the effective date of termination.

      6. ATTORNEY'S FEES AND COSTS. In connection with any action arising out of or concerning this Employment Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs, whether incurred at trial, on appeal or otherwise.

      7. INVALID PROVISION. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      8. MODIFICATION. No change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

      9. APPLICABLE LAW AND BINDING EFFECT. This Agreement shall be governed by and interpreted under the laws of the State of Virginia, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

      IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement on the date set forth above.

Signed, sealed and delivered              HEART LABS OF AMERICA, INC.,
in the presence of:                             a Florida corporation


/S/ DAWN DRELLA                           By:/S/ CORNELIUS WIT  7/19/95

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_______________________________           /S/ JOHN DWYER        7/17/95
                                              John Dwyer
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